UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2013

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)  Not applicable.

(b)  On August 27, 2013, ImmunoGen, Inc. (the “Company”) announced that Gregory D. Perry, Executive Vice President and Chief Financial Officer, has provided notice of his intention to resign from the Company effective as of September 13, 2013.  In connection with Mr. Perry’s resignation, he and the Company will be entering into a Transition and Separation Agreement which provides, among other things, that the existing employment agreement between the Company and Mr. Perry will be terminated, and the Company will provide Mr. Perry a salary continuation benefit equal to twelve months of his current base salary.

(c)  Effective immediately following Mr. Perry’s departure, Daniel M. Junius, the Company’s President and Chief Executive Officer, will become acting chief financial officer (and principal financial officer and principal accounting officer) while a search is undertaken to hire Mr. Perry’s replacement.  There have been no changes to Mr. Junius’ current arrangements with the Company as a result of these additional responsibilities.

(d)  Not applicable.

(e)  See paragraph (b) above.

(f)  Not applicable.

ITEM 9.01. — FINANCIAL STATEMENTS AND EXHIBITS

(d)  The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated August 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: August 27, 2013	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer